SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): AUGUST 29, 1996

                                COACH USA, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                  0-28056                       76-0496471
(State of Incorporation)        (Commission File              (I.R.S. Employer
                                   Number)                   Identification No.)

                            ONE RIVERWAY, SUITE 600
                           HOUSTON, TEXAS 77056-1903
                       TELEPHONE NUMBER: (713) 888-0104

           (Address and phone number of principal executive office)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On August 29, 1996, Coach USA, Inc. (the "Registrant") acquired in six separate transactions all of the issued and outstanding capital stock of each of
(i) American Bus Lines, Inc. and affiliates, LND, Inc. and Transportation Contractors, Inc. (collectively, "ABL"), (ii) Gulf Coast Transportation Company and affiliates ("Gulf Coast"), (iii) Yellow Cab Service Corporation and affiliates ("Yellow Cab"); (iv) California Charter, Inc. ("CCI"), (v) Texas Bus Lines, Inc. ("TBL") and (vi) K-T Contract Services, Inc. ("K-T"), all of which are herein collectively referred to as the "Acquired Businesses." Total consideration for the acquisitions consisted of 2,555,820 shares of the Registrant's common stock, cash of $14.5 million and $22.5 million of 5.0% subordinated notes convertible into the Registrant's common stock. The consideration was determined through negotiations between the Registrant and representatives of the Acquired Businesses. For financial accounting purposes, the acquisitions of ABL, Gulf Coast and Yellow Cab will be accounted for under the "pooling-of-interests" method, and the acquisitions of CCI, TBL and K-T will be accounted for under the purchase method.

      ABL, Gulf Coast, CCI, TBL and K-T provide motorcoach charter and tour as well as sightseeing and airport-related ground passenger transportation services. ABL operates out of Miami, Florida. Gulf Coast and TBL operate in and around Houston, Texas. CCI is based in Long Beach, California and K-T is based in Las Vegas, Nevada. Yellow Cab provides taxicab services to independent contractors that operate vehicles under Yellow Cab's various trade names. Yellow Cab has operations in and around Austin and Houston, Texas and Colorado Springs, Colorado.

      Immediately prior to the acquisitions, all of the issued and outstanding shares of capital stock of the Acquired Businesses was owned by the individual stockholders of the Acquired Businesses. The Registrant is unaware of any pre-existing material relationships between such stockholders and the Registrant or any of the Registrant's affiliates, directors or officers or any associate of such directors or officers.

ITEM 5.  OTHER EVENTS

      On August 14, 1996, the Registrant entered into a three-year revolving credit facility with eight banks. The credit agreement provides that the Registrant may borrow up to $115 million from time to time under the facility, subject to certain customary borrowing capacity requirements. The interest rate applicable to borrowings under the facility is presently the London Interbank Offering Rate ("LIBOR") plus 1.75%, with the rate varying as the Registrant's level of funded debt varies relative to its cash flow. A commitment fee is payable on the unused portion of the facility.

                                      2

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (A)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  The Registrant believes that it is impractical to provide
            financial statements of the Acquired Businesses on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

      (B)   PRO FORMA FINANCIAL INFORMATION

                  The Registrant believes that it is impractical to provide pro forma financial information reflecting the Registrant's acquisitions, and the Registrant will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

      (C)   EXHIBITS.

            2.1 Agreement and Plan of Reorganization dated as of August 29, 1996 by and among Coach USA, Inc., Coach I Acquisition, Inc., Coach II Acquisition, Inc., Coach III Acquisition, Inc., American Bus Lines, Inc., LND, Inc., Transportation Contractors, Inc., Louis R. Cicerone, Norton M. Segal and David Leblang.

            2.2 Agreement and Plan of Reorganization dated as of August 29, 1996 by and among Coach USA, Inc., Coach IV Acquisition, Inc., Gulf Coast Transportation Company, Rogers Investments, Ltd. and Lanny Rogers.

            2.3 Agreement and Plan of Reorganization dated as of August 29, 1996 by and among Coach USA, Inc., Coach V Acquisition, Inc., Yellow Cab Service Corporation, George D. Kamins, Joseph M. Chernow and Equus II Incorporated.

             2.4 Stock Purchase Agreement dated as of August 29, 1996 by and among Coach USA, Inc., California Charter, Inc., Scott Keller and Fred Kaiser.

            2.5 Stock Purchase Agreement dated as of August 29, 1996 by and among Coach USA, Inc., Texas Bus Lines, Inc. and Scott Keller.

            2.6 Stock Purchase Agreement dated as of August 29, 1996 by and among Coach USA, Inc., K-T Contract Services, Inc., Kerrville Bus Company, Inc. and Fred Kaiser.

            99.1 Credit Agreement dated as of August 14, 1996 among Coach USA, Inc. as Borrower, The Financial Institutions Named Therein as Banks and NationsBank of Texas, N.A., as Agent for the Banks, providing for a $115,000,000 revolving credit facility.

                                      3

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 COACH USA, INC.

Dated: September 13, 1996                 By:   LAWRENCE K. KING
                                                Lawrence K. King
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)

                                      4